                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                          UNITED PARCEL SERVICE, INC.

                                   UPS NOTES

--------------------------------------------------------------------------------
Pricing Supplement No. 62                                   Trade Date: 04/07/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 04/10/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is April 8, 2003

   CUSIP
    OR
COMMON CODE   PRINCIPAL AMOUNT   INTEREST RATE   MATURITY DATE   PRICE TO PUBLIC
-----------   ----------------   -------------   -------------   ---------------

 91131UFL3     $4,222,000.00         3.00%         10/15/08           100%



INTEREST PAYMENT
  FREQUENCY                           SUBJECT TO     DATES AND TERMS OF REDEMPTION
 (BEGIN DATE)     SURVIVOR'S OPTION   REDEMPTION    (INCLUDING THE REDEMPTION PRICE)
----------------  -----------------   ----------    --------------------------------

   5/15/03              Yes              Yes               100%   04/15/04
   monthly                                            semi-annually thereafter



                   DISCOUNTS AND
PROCEEDS TO UPS     COMMISSIONS      REALLOWANCE        DEALER          OTHER TERMS
---------------    -------------     -----------  ------------------    -----------

 $4,177,669.00      $44,331.00          $1.75     ABN AMRO Financial
                                                    Services, Inc.